                                                                  EXHIBIT 10.10



[IN CIRCLE LETTER K]

[handwritten: New - Structure - Agreement - Y2K]

(Adjustments according to Specifications, Version 1.99

                           UNPROTECTED LEASE AGREEMENT

TABLE OF CONTENTS
-----------------
1.  INTRODUCTION                                          20.  CANCELING THE LEASE
                                                               AND THE AGREEMENT
2.  DEFINITIONS                                           21.  VACATING THE PREMISES

3.  NON APPLICABILITY OF PROTECTED TENANT LAW             22.  GUARANTEES

4.  THE LEASE                                             23.  CUSTOMARY OWNERSHIP

5.  COMPLIANCE OF  THE PREMISES                           24.  LIABILITIES TO BANK

6.  TRANSFER DATE AND COMPLETION OF CONSTRUCTION          25.  YEAR 2000

7.  PARKING
                                                          26.  MISCELLANEOUS
8.  THE PURPOSE OF THE LEASE

9.  THE PERIOD OF THE LEASE

10. LEASE PAYMENTS

11. PAYMENT OF LEASE FEES

12. OTHER PAYMENTS

13. VALUE ADDED TAX

14. ALTERATIONS TO THE PREMISES AFTER TRANSFER DATE

15. THE USE OF THE PREMISES

16. MAINTENANCE AND REPAIRS

17. INSURANCE AND LIABILITY

18. TRANSFER AND ASSIGNMENT OF RIGHTS

19. FUNDAMENTAL PROVISIONS AND PRE-APPROVED COMPENSATION

(Adjustments according to Specifications, Version 1.99)

                           UNPROTECTED LEASE AGREEMENT


        Drawn up and signed in Jerusalem, on the 13th day of April, 2000



                                 BY AND BETWEEN

                  KAPS-PHARMA LTD.
                  8 HANECHOSHET ST., TEL AVIV
                  (HEREINAFTER, "THE LESSOR")
                                                         PARTY OF THE FIRST PART

                                       AND


                  JOLT LTD.
                  PRIVATE COMPANY:  511573594
                  FROM:  19 YAD HARUTZIM, JERUSALEM
                  (HEREINAFTER, "THE LESSEE")

                                                        PARTY OF THE SECOND PART

Whereas The Lessor declares that it is entitled to be listed as the legitimate owner of the leasing rights for the land known as block 30243, section 62, lot 5 in accordance with Jerusalem Municipal Building Plan 2787 constituting a lot of some 7,863 sq.
               m. located in the Har Hahotzvim Industrial Zone in Jerusalem (Hereinafter, "the Lot"), upon which is "the Building" as defined below;

Whereas The Lessee wishes to lease from the Lessor and the Lessor declares its desire to lease the areas of the Building defined hereinunder, described and designated as "the Premises," and pursuant and subject to the terms of this Agreement;

THEREFORE, IT IS DECLARED, STIPULATED AND AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.     The Introduction to this Agreement constitute an integral part hereof.

2.     DEFINITIONS

       [Page 2]

       In this Agreement, the terms specified below shall have the meaning set forth beside them.

"The Agreement":              This Agreement in its entirety including all
                              appendices.

"The Building":               The Building with 9 floors for light industry and
                              for offices and 2 underground parking.on the Lot.

"The Premises"                The office and warehouse space of 324 sq. m.
                              (gross) on the 2nd floor of the Building, as delineated and indicated in red on the plan attached as Appendix A to this Agreement and parking space as detailed in paragraph 7 hereinunder.



[illegible signature]
Kaps-Pharma Ltd.

[Page 3]

"The Project Manager"         Ehud Tayar or anyone authorized by him in writing.

"Index" The Consumer Price Index (including fruit and vegetables) published by the Central Bureau of Statistics.

"Base Index"                  The index in effect on the day this Agreement is
                              signed, i.e. the index for the month of February that was published on the 15th of March, 2000 and which stood at 105.6 points.

"Interest on Arrears"         The total interest on arrears at the highest
                              acceptable rate prevailing in the period of arrears in question at the Israel Discount Bank
                              Ltd. for unauthorized overdrafts in debitory accounts. Written confirmation by a branch manager of the Bank regarding the interest rate as above shall serve as absolute evidence for the interest rate.

3.     NON-APPLICABILITY OF THE TENANTS PROTECTION LAW

       A. It is hereby declared that the Premises are located in a building, the construction of which was completed after August 20, 1968, and that this lease is instituted upon the express condition that the Tenants Protection Law (Combined Version) 5732 - 1972 and other tenant protection legislation according to their regulations and stipulations ( hereinafter: "Tenants Protection Law"), and any other law that shall grant the Lessee the status of protected Tenant shall not apply to this lease.

       B. The Lessee hereby declares that it neither paid, nor shall pay the Lessor "key money" or any other such consideration for the lease which is not a rental payment, and that the Lessee and any proxy acting on its behalf shall not be a protected tenant in the Premises according to the law.

       C. The Lessee hereby declares that any investment it makes in the Premises, including equipment and installations, shall be made for its needs only, and it shall be precluded from claiming that these investments represent "key money" or payment in accordance with
              Section 82 of the Tenants Protection Law (Combined Version) 5732 - 1972, or any payment granting the Lessee any right to the Premises, and shall be precluded from requesting any total or partial participation or refund by the Lessor for the aforementioned investments.

       [continued - p.3]

       D. The Lessee is aware that the Premises are leased to the Lessee inter alia based on its aforementioned declarations, and it shall be precluded from raising any demands or claims whatsoever with respect to its status as protected tenant, or that it has any rights in the Premises other than those it explicitly acquires herein.

4.     THE LEASE

       A. Under a lease that is not protected by the Tenants Protection Law the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Premises solely for the purpose of the Lease for the period and under the terms stipulated herein.

       B. The Tenant hereby declares that it has seen the Premises and/or the plans and/or the specifications and/or the diagrams of the Premises, that it examined its legal status, found it commensurate with the Lessor's declarations for its needs, and that it hereby waives any claim related to the suitability of the Premises to its needs and/or to the declarations of the Lessor and/or the quality of the Premises and/or any other claim.

       C. The rental is conditional upon the Lessee maintaining an approved enterprise in the Premises as defined in the Capital Investment Act. In any case where the Lessee shall cease to maintain an approved enterprise as stated, such action shall constitute a fundamental breach of this Agreement.

5.     COMPLIANCE OF THE PREMISES

       A. The Lessee shall take possession of the Premises as it corresponds to the attached technical specifications, APPENDIX B, and the public areas in the building complying with the attached technical specifications, APPENDIX C.



[illegible signature]
Kaps-Pharma Ltd.

[page 4]


       B. The project manager, determined by the Lessor, shall have the right of exclusive and final determination in every matter related to the condition of the Premises and its compliance with the technical specifications, as indicated in the aforementioned clause A.

6.     DATE OF TRANSFER AND COMPLETION OF CONSTRUCTION

       A. After the Lessee has transferred to the Lessor the lease payments as detailed in Clause 11 C hereinafter and the guarantees pursuant to Clause 22, the Lessor shall complete the Premises and transfer possession to the Lessee by [handwritten:] 9/12/00 (hereinafter, "the Transfer Date).

              "Completion" means the ability to use and benefit from the Premises in reasonable fashion and subject to the provisions of this Clause below.

       B. Without derogating from the aforementioned, a delay of up to 45 days in the Transfer Date shall not be considered a breach of the Agreement, and shall not entitle the Lessee to any relief. The lease termination date shall be postponed in accordance with the delay in transfer.

       C. Without derogating from the aforementioned Clause B, it is hereby agreed that the Transfer Date shall be delayed in the event of an Act of God, including, but not be limited to, strikes or boycotts in the construction industry that shall affect the pace of construction of the Building, states of war or mobilization of reserves, unexpected shortages of materials or labor, non-provision of electricity and/or non-connection of the Premises to the electrical grid, provided the liability thereof is not exclusively that of the Lessor, or any other reason or cause which is beyond the control or reasonable anticipation of the Lessor. According to its exclusive discretion the Project Manager shall determine the time period the event or Act of God is in effect, and the Transfer Date shall be delayed accordingly. Such a delay shall not be considered a breach of the Agreement and shall not entitle the Lessee to any relief. The termination date of the lease shall be postponed in accordance with the transfer delay.

       D. The Transfer Date or the Delayed Transfer Date pursuant to Clauses B or C above shall hereinafter be called the "Transfer Date."

       E. The Lessee shall take possession of the Premises on the Transfer Date and the Lessor shall deliver the Premises with the participation of a representative of the Lessee, if present, after receiving advance notice. They shall prepare Minutes recording the comments of the Lessee's representative, if any. The Lessor shall repair anything requiring repair in

[P. 4 continued]

              accordance with the stipulations of the Project Manager within 45 days of the Transfer Date.

       F. To remove any ambiguity, it is hereby stated that the Lessor shall have the right, even after completion of the building, to perform construction and other work in areas of the building which do not constitute the Premises, including, but not limited to, development work provided that such work shall not derogate from the reasonable use of the Premises by the Lessee.

              Furthermore, the addition of storeys and/or partial storeys, and/or expansion of the usable areas of the building, and/or alteration of the permitted intention of certain areas in the building shall not be considered a violation of the Lessor's obligations above as long as this does not derogate from the reasonable use of the Premises or of its rights by the Lessee pursuant to this Agreement.

              The Lessor shall have the right to make alterations in the building plans and/or in the Premises if required to do so by any competent authority, and as long as such alterations shall not detract from the reasonable use of the Premises by the Lessee.

       G. The Project Manager shall determine, at its discretion, as expert and not as arbitrator, whether the Premises are ready for transfer in accordance with the aforementioned terms, whether it is built pursuant to the specifications, whether deviations from or alterations in the specifications constitute significant or minor deviations and/or whether they and/or the works and/or alterations and/or additions as stated above constitute an impediment to the Lessee's reasonable use of the Premises.



[illegible signature]
Kaps-Pharma Ltd.

       [Page 5]

       H. It is hereby agreed that only during the first six month lease of the Lessee on the Premises, the Lessee shall have the right of first refusal with regard to the lease of additional office space on the second floor of the Building up to an additional area of 322 m2 (hereinafter, "Additional Area") as follows: In any situation in which the Lessee is a potential third party for additional space, or to any part thereof, the Lessor shall notify the Lessee about the lease terms and rate of apartment rental offer to the Lessor by the potential Lessee. Within 3 business days from the aforementioned notification, the Lessee shall be permitted to lease the spaces under discussion under the same terms and at the same price offered to the Lessor by the potential Lessee. If the Lessee does not exercise this right, and did not lease the aforementioned additional space or part thereof, the Lessor shall have the right to lease the additional space to any other lessee under the terms and at the price offered to the Lessor by the potential Lessee. If the Lessor accepts the offer the conditions of which differ from the lease on the additional space or part thereof, it shall again offer the Lessee to exercise its right of first refusal, subject to the terms and specifications stipulated in this Clause.


7.     PARKING

              A drawing of the parking spaces of the Building are attached hereto as Appendix D (hereinafter, "parking space drawing"). One multiple parking space indicated in red on the parking space drawing shall be made available to the Lessee during the entire lease period for his exclusive use.

              In payment for use of the parking spaces, the Lessee shall pay the Lessor lease fees as stipulated in Clause 10 herein under.

              Under any circumstances that the Lease is terminated or cancelled, as the case may be, the right of use of the parking spaces shall also be cancelled as stated, automatically. As pertains to the Premises, the terms of this Agreement shall also apply to the parking spaces.


8.     THE PURPOSE OF THE LEASE

       A. Without derogating from the foregoing, the purpose of the Lease is the management of a business for the development, production, and sale of electronic communications products, and on condition that no disturbance is caused to the other tenants of the building and that the usage shall not deviate from the building's building permit.

[Page 5 continued]

              The Lessee shall be responsible for acquiring all necessary licenses for managing its businesses on the Premises, if necessary. Failure to acquire them shall not be a pretext for shortening the Lease or delaying or reducing leasing fees, even if the business shall close as a result of losing its license.

       B. In the event the Lessee does not obtain a permit to conduct its business and/or business license for any reason whatsoever, the Lessee shall have no claim of any kind on any grounds against the Lessor, and by signing this Agreement it hereby waives such right in advance including but not limited to the Lessee's investment in the Premises.

              None of the aforementioned shall be considered as the permission of the Lessor for the Lessee to use the Premises and/or to manage a business in the Premises without a permit and/or in deviation therefrom.

       C. To avoid any ambiguity, and without derogating from the foregoing, the parties hereby agree that liability for conducting the Lessee's business without the necessary legal permits shall apply solely to the Lessee, and it agrees to indemnify the Lessor for any claim and/or charge imposed on him for conducting a business without a legal permit and/or not acquiring the legal permits immediately upon first demand of the Lessor.


9.     THE TERM OF THE LEASE

       A. Subject to the fulfillment by the Lessee of all its obligations pursuant to this Agreement, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Premises under an unprotected Lease for a period of thirty eight and a half months (hereinafter, "the Basic Lease Period") which shall begin on the Transfer Date, until 11/27/2003.

[Page 6]

       B. Subject to the fulfillment by the Lessee of all its obligations pursuant to this Agreement, the approval of the Parties, and provision of notification as set forth below, the Lessee shall have the option of extending the Lease Term for two additional consecutive Lease Terms of 24 months each.

              Each 24-month period as stated above shall be hereinafter called "the Extended Period."

              The Lessee's notice to the Lessor regarding the Lessee's exercise of the option for the Extended Period shall be made in writing and be delivered to the Lessor at least 4 months prior to the end of the Basic Lease Period or the previous Extended Period, as the case may be. The Lessee shall attach to the above letter guaranties as specified in Clause 22 below.

              Lease payments during the Extended Period shall be updated per Clause 10 B below.

              Subject to the above, all the terms of the Lease set forth in this Agreement shall also apply to the Lessee for the Extended Period.

              In this Agreement, the Basic Lease Period as well as the Extended Periods shall be called, for the sake of brevity, "the Lease Term."

10.    LEASE PAYMENTS

       A. For the Basic Term of the Lease the Lessee shall pay the Lessor monthly lease payments for the Premises as follows: For the office space - 11.5 dollars per square meter, as specified in Clause 2 below, totaling 3,726 dollars per month. For the storage space - the Parties agree that 36 square meters of warehouse space leased to the Lessee per this Agreement shall be leased at no cost, and that for the remaining warehouse space of the Premises per this Agreement, the Lessee shall pay an amount of 7 dollars per square meters as stipulated in Clause 2 above, i.e. 707 dollars per month. For the parking - sum of 110 dollars. Total lease payments
              - 4,543 dollars per month (hereinafter: "the Basic Lease Fees").

       B. At the beginning of each Extended Lease Term, the Lease Fees shall be increased by 5% in relation to the Lease Fees on the date of the termination of the previous term (hereinafter, "the Adjusted Lease Fee"). The Basic Lease Fees and the Adjusted Lease Fees shall be called hereinafter, for the sake of brevity, "Lease Fees."

[Page 6 continued]

       C. The Lease Fees and all other payments denominated in dollars in this Agreement shall be converted and paid in New Shekels at the exchange rate published on the date of any payment notices sent to the Lessee, i.e., at the start of each quarter during the lease period, as stipulated in Clause 11 below. Without derogating from the provisions of this Clause, in the event that between the date of aforementioned payment notice and the date of actual payment, there shall be a devaluation of one percent or more in the value of the of the Dollar, then within 7 days from the date of the payment notice the Lessee shall pay the Lessor for these adjustments and the adjustments of the lease fees between the date of transfer of the payment to the Lessor and the date of actual payment.

11.    PAYMENT OF LEASE FEES

       A. As stated in Clause 10 above, the Lessee shall prepay the Lessor the Lease Fees and, during the Basic Lease Period, the Premises Adjustment Fees for every 3 months of the Lease on the first day of each 3-month period as stipulated herein.

       B. All payments payable by the Lessee pursuant to this Agreement shall be paid by the Lessee on the payment date established by the Lessor by 11:00 in the morning through a deposit to the Lessor's account 319120 at the Israel Discount Bank Ltd., Ramat Hasharon Branch (hereinafter, "the Bank"). If the payment datefalls on a non-business day, the payment shall be made on the next business day thereafter (the provisions of this sub-Clause are secured and may not be altered without advance written notice from the Bank).

[Page 7]

       C. On the date this Agreement is signed and prior to the beginning of each Extended Period, as the case may be, and on the date determined by the Lessor, the Lessee shall pay the Lessor the Lease Fees for the first and last quarters of the Lease Term.

              Payment of the Lease Fees for the last quarter of the Lease Term shall serve the Lessor as specified in Clause 22 C below.

       D. Payment by check, authorization of bank transfer and/or any other method of payment shall not be considered payment. Only after a check has cleared and/or the payment is actually transferred into the Lessor's account by the Bank, shall the payment be considered paid.

       E. The Lessee shall pay the Lessor the Lease Fees and all other amounts payable by the Lessee under this Agreement for each Lease Term, even due to some reason for which the Lessor is not liable, the Lessee shall use only a portion of the Premises and/or only for a portion of the time, whether voluntarily or involuntarily.

       F. The Lessee hereby waives all present and/or future claim and cause for writing off any amount, whether fixed or outside the Lease payments and/or administrative fees and/or any other payment payable to the Lessor pursuant to this Agreement.

12.    OTHER PAYMENTS

       A. In addition to all the other payments set forth in this Agreement, the following amounts shall be payable by the Lessee:

              (1) All taxes, fees, and levies, municipal and governmental, of any type payable now or in the future by the possessor of the Premises, and/or charged due to the actual use of the Premises, including but not limited to general municipal tax, garbage removal, and other municipal taxes, and/or related to the business to be conducted by the Lessee on the Premises and/or the purpose of the Lease, including business tax, sign tax, fees and licenses for the business and the management thereof.

              (2) All fees and payments related to electricity consumption on the Premises.

                     The Lessee shall pay amounts to the Lessor for electricity consumption on the Premises as determined by the internal consumption meters to be installed for the Premises as well as the relative share of public electricity consumption.

[Page 7 continued]

                     In addition, the Lessee shall pay the Lessor for electricity consumption for air conditioning in the Premises (except for air conditioning in public areas) based on the formula stipulated in Appendix E hereof. To avoid any ambiguity, the expenses for electricity for air conditioning are in addition to the Lease Fees and Maintenance Fees stipulated herein.

                     If the Lessee does not pay the aforementioned electricity expense within 7 days from the date the Lessor's invoice pertaining thereto is delivered, the Lessor has the right to disconnect the supply of electricity and/or air conditioning to the Premises, and stipulations of this Clause constitutes a warning and ongoing advance notice to the Lessee of the aforementioned disconnection in the event of non-payment by the due date with no need for additional warnings or notices prior to any such disconnection.

                     The Lessor shall be neither responsible nor liable for any direct, consequential and/or indirect damage that may be caused to the Lessee or any person, organization or corporation as a result of the disconnection of electricity and/or air conditioning to the Premises by the Lessor due to non-payment by the due date.

              (3) The cost of current fire protection maintenance in the Premises (undertaken by Lessor).

              (4)    Maintenance services at the rate stated in Clause 16 below.

[Page 8]

              (5) All payments and expenses related to the provision of gas, water and telephone on the Premises, and any other payable amount for the use and maintenance of the Premises, including its systems, including air conditioners in the Premises.

       B. In the event that any of the sums payable by the Lessee to the Lessor pursuant to sub-Clause A above is based upon an invoice relating to the entire building, the Lessee shall pay the Lessor an appropriate relative portion of the sum of the entire invoice, provided that the calculation of the Lessee's relative share of the aforementioned payments takes into account the ratio of the Premises to the overall areas for lease in the building.

       C.     The Lessor shall be responsible for property tax.

       D. The Lessee promises to arrange and pay for cleaning the Premises by itself and at its expense.

13.    VALUE ADDED TAX

              The Lessee promises to pay the Lessor VAT in addition to, and together with, the Lease Fees, including linkage adjustments and/or interest on arrears, as well as any other payment which the Lessee is required to pay the Lessor pursuant to this Agreement, and/or which the Lessor paid instead of the Lessee and which Lessee must refund to the Lessor. This must be done against a tax receipt as required by law.

              The provisions of this Clause shall also be in effect in the event any other tax is imposed and added to, or replaces VAT under conditions whereby the law applies it to Lease Fees or imposes or permits the transfer of the debit to the Lessee. V.A.T. shall be treated as Lease Fees in all respects.


14.    ALTERATIONS TO THE PREMISES AFTER TRANSFER DATE

              In addition to the provisions of Clause 5 above, and after Transfer Date, at its own expense and liability, and after obtaining the Lessor's consent, the Lessee shall have the right to carry out, works and alterations in the Premises only (not including public areas, which include restrooms, kitchenettes, and entries) that are required by the Lessee in order to construct and/or move permanent or portable internal walls, to install telephone, air conditioning, electricity and/or communication systems; to connect and install its machines, computers and equipment; and to undertake any other or additional work or changes that the Lessee shall consider necessary for conducting its business on the Premises, excluding

[Page 8 continued]

              alterations likely to damage the building construction, walls, water and electricity systems and/or alterations which might affect the exterior or interior building facade, or the reasonable use thereof by the other users of units in the building, per the following conditions:

              (1) The Lessee shall submit construction plans for the above for the prior, written approval of the Lessor

              (2) The Lessor shall have the right to require changes in the specifications and the details of the work, and the Lessee promises to alter them as required by the Lessor, and to begin the work only after the Lessor has given written approval.

              (3) The Lessor's approval for such work is conditional upon, in addition to the foregoing, delivery by the Lessee to the Lessor of copies of insurance policies as provided in Clause 17 below.

              (4) All work shall be carried out by skilled professionals at a standard accepted for similar Hi Tech buildings in the area of the Premises, pursuant to Israeli regulations, and subject to the guidelines issued by the project manager.

              (5) The Lessee shall carry out the work on the Premises in a manner and form that will not interfere with operations in any area of the building and/or other lessees, and the Lessee hereby agrees to strictly carry out all the stipulations of the Lessor, and to take all precautions to prevent the aforementioned disturbances.

              (6) The Lessee shall be liable for any damage caused during and following work on the Premises, to any person and property, including the building and/or to the Premises and/or to other lessees and/or to other leased premises and/or to the Lessor or its representatives, whether the work was carried out by the Lessee or by someone else acting on its behalf.

[Page 9]

              (7) The Lessee agrees and affirms that any sum that it spends in carrying out alterations in order to adapt the Premises for its needs, as stated above, shall not grant the Lessee vis-a-vis the Lessor any right to a refund or payment for the sums and/or changes it made as stated above - neither during the Lease Term, while vacating the Premises or thereafter.

              (8) The Lessee shall acquire and pay for all the necessary licenses, certificates, and permits for carrying out the alterations from the competent institutions and authorities, should such be required.

15.    THE USE OF THE PREMISES

       Without derogating from the validity of the other terms of the Agreement, the Lessee promises as follows:

       A. To manage the work only within the boundaries of the Premises, and to use the Premises only for the purpose set forth in the Lease and for no other purpose.

       B. To maintain the cleanliness of the Premises and its surroundings, and not to place and/or keep any equipment, inventory or any movable property and/or any other objects in the yard and/or on the balconies of the Premises and/or the building and/or any other area outside of the Premises, and not to use any area of the building, except for the Premises, for any purpose whatsoever, except for use for the purpose of access to the Premises.

              It is hereby clarified that the Lessee has no right to install in the Premises dining rooms, kitchens, kitchenettes and the like without obtaining prior written approval from the Lessor. If such approval is obtained, it shall have the right to act only in accordance with the terms, if any, set forth in the said approval.

              If, in spite of the contents of this Clause, any of the Lessee's movable property are found on the balconies and/or outside of the Premises and if the Lessee does not remove them at first request of the Lessor, the Lessor shall have the right, though not the obligation, to remove these objects from the building and/or the area, at the Lessee's expense, and shall not be liable for the integrity of such objects.

              The failure of the Lessor to exercise the aforementioned right shall not constitute its consent to keeping the aforementioned movable property on the balconies and/or outside the Premises, nor shall this confer on the Lessee any right to continue to keep objects there, nor shall this prevent

[Page 9 continued]

              the Lessor from taking any action to which it is entitled under law and/or this Agreement.

       C. To refrain from creating any disturbance, nuisance or discomfort to people in or visiting the area around the Premises, including the neighbors and/or environs.

              The Lessee hereby promises not to introduce waste which does not comply with the directives of the Ministry of Health nor to allow such waste to flow into the sewage system.

              The Lessor shall have the right to charge the Lessee special fees to cover the additional expense of removing garbage from the building in which the Premises is located, if in the Lessor's opinion the amount of garbage and/or refuse produced by the Lessee on a current basis is excessive,

       D. To fulfill all laws, regulations and by-laws in force, and/or that shall be imposed upon the Premises during the Lease Term regarding the use thereof and the business, work and activities carried out therein by the Lessee, and to be held liable by government and municipal institutions for the payment of any fines due to non-fulfillment of the stipulations of this Clause.

       E. To access the Premises only via the access ways marked on the approved plan and those that will exist in the future, to park cars and other vehicles in spaces designated for same, and not to use any motor or other vehicle likely to damage the access or the parking areas, and to comply with the stipulations issued by the Lessor from time to time relating to the access and parking arrangements within the boundaries of the lot.

[page 10]

       F. To pay any specific amounts that the Lessee owes the Lessor and/or the appropriate authorities on the due dates for such payments.

       G. To allow the Lessor and/or the Lessor's representative to visit the Premises at any reasonable time and to check its condition and use made thereof in order to maintain the performance of the provisions of this Agreement, and/or to take the action and exercise the means set forth in this Agreement or in any law requiring entry into the Premises, including:

              (1) To make any repairs within the Premises, necessary for the building or any portion thereof.

              (2) To carry out any construction and/or demolition work which the Lessor has the right to do pursuant to this Agreement.

              (3)    To show the Premises to potential buyers and/or lessees.

              (4) If access to building systems is available through the Premises, the Lessee shall permit the Lessor access to those systems at any time for the purpose of repair and examination. For this purpose, the Lessee shall deposit a key with the Lessor that enables the Lessor to have access to carry out the foregoing. The key shall be stored in a locked cabinet that is under the responsibility of the Lessor.

       H. To fulfill the stipulations of the Lessor and of the competent authorities relating to fire fighting and prevention procedures, civil defense, safety and security, and to purchase at its own expense per the instructions of the aforementioned authorities, all the necessary prevention and safety equipment for the application and execution of the aforementioned stipulations, and to connect it to the panel on that floor of the building.

       I. At the Lessor's request, and at the Lessee's expense, to demolish and/or to change any addition or alteration made by the Lessee to the Premises and/or the building not constructed in compliance with the terms of this Agreement, and to restore the Premises and the building to its original state.

       J. The Lessee hereby promises not to hang or install any signs and/or other means of advertising in the area and/or in any portion of the building. The signs and the placement, type, size and shape thereof shall be determined by the Lessor, at the Lessor's sole discretion, and shall be installed by the Lessor at the Lessee's expense.

[Page 10 continued]

       K In order to remove all ambiguity, it is hereby explicitly clarified that the Lessee shall have no right to install air conditioners in the walls and/or windows of the Premises.

16.    MAINTENANCE AND REPAIRS

       A. The Lessee promises to use the Premises in a cautious and reasonable manner, and to pay close attention throughout the entire Lease Term that the Premises and all of the installations related thereto are in working condition, operational, clean and orderly.

       B. In exchange for payment of the sums set forth in Clause D below, the Lessor hereby promises to supply the maintenance services listed in Clause C below, as per the terms set forth therein.

       C. Maintenance Services to be provided by the Lessor shall be of the type, scope and per the conditions set forth below:

              (1) Structural maintenance, maintenance of mechanical systems, public plumbing, public sewage, public electricity, elevator maintenance, landscaping, sign maintenance, and cleanliness of public areas.

              (2) Air conditioning services, including central air conditioning services, excluding servicing and maintenance of air conditioning equipment in the Premises during normal working days and hours. Heating shall be installed in the end units.

                     The Lessor shall also provide air conditioning services during the winter to the Lessee, in the scope and under the conditions that the parties shall agree upon.

[Page 11]

                     In order to remove any ambiguity, it is hereby explicitly clarified that subject to the obligations of the Lessor to perform repairs on any malfunctions in the air conditioning system, if any. The provisions of this Agreement do not make him liable regarding potential disruptions in the air conditioning system, whether as a result of breakdown or due to maintenance work or for any other reason, without exception. The Lessee shall have no right to demand and/or receive from the Lessor any compensation, and/or damages and/or payment for any reason whatsoever.

                     The Lessee shall have no right to touch the air conditioning units on the Premises, and/or service, and/or maintain, and/or repair them, and/or perform maintenance and/or any operation on them and/or to allow others (even air conditioning professionals or specialists) to do any of the above to the units. Should the Lessee violate the terms of this paragraph and, as a result, any damage shall be caused to the air conditioning units, the Lessee shall bear the full cost of the repair of the damage, plus interest on arrears. In order to remove any ambiguity, the Lessee shall be liable for all servicing and maintenance costs of the air conditioning units in the Premises.

              (3) Preserving the environment - in a scope to be determined from time to time by the Lessor, at the Lessor's exclusive and sole discretion.

              (4) Insurance - an appropriate relative portion of the expenses and insurance fees that the Lessor shall pay for building insurance on systems for loss or damage due to fire risk, explosions, earthquake, storms and hurricanes, flood, water damage, strikes, disturbances and intentional damage, as well as any additional risk required by the Lessor. This insurance shall not include the contents of the Premises, repairs, changes and additions to the Premises made by and/or for the Lessee.

              It is hereby explicitly agreed that in issuing the insurance as stated in this Clause there is nothing making the Lessor liable for any loss and/or damage to the Building.

              (hereinafter, "Maintenance Services").

       D. In exchange for the Maintenance Services, the Lessee shall pay the Lessor, in addition to the Lease Fees stipulated in Clause 10 above and the Lease fees stipulated in Clause 12 above, the sum of
              2.50 dollars per

[Page 11 continued]

              month per square meter of the Premises, i.e. 1,152.50 dollars per month for the entire Premises (hereinafter, "Maintenance Fees").

              The Maintenance Fees shall be converted into Shekels on the date this Agreement is signed, shall constitute the basis for payment of Maintenance Fee ("the Principal"), and shall be paid to the Lessor plus linkage adjustments in the consumer price index to be added to the Principal. The linkage adjustments shall be calculated based on the increase in the new index published at the time of actual payment, compared with the basic index.

              The Lessee shall pay the Lessor the Maintenance Fees in advance for each 3 months of the Lease Term, as specified in Clause 11 above.

       E. Together with the maintenance fees, the Lessee shall pay the Lessor VAT that is applicable to these payments on the first day of the month.

       F. To remove any ambiguity, it is hereby agreed that the Lessor shall not be considered the trustee of the Premises and/or the contents thereof for the purpose of the Trustee Act 5727 - 1967.

       G. The Lessee promises to notify the Lessor, as the case may be, immediately and without delay, of any loss, degradation, or damage caused to the Premises or any portion thereof.

       H. Without derogating from the foregoing, the Lessee promises to repair immediately and at its own expense, any damage or degradation for which the Lessee is responsible as provided in Clause 17 A above within seven (7) days of the occurrence.

[Page 12]


       I. In the event that the Lessee does not completely fulfill the an obligation stipulated in Paragraphs A and H above, the Lessor shall have the right (but is not obligated) to carry out the maintenance and repairs required of the Lessee, and the Lessee shall refund to the Lessor the monies spent immediately upon the Lessor's first request, and pursuant to the terms of such request. Nothing in this Clause shall derogate from the Lessee's duty to perform the repairs in the Premises himself.

17.    INSURANCE AND LIABILITY

       A. In the relationship between the parties, and without derogating from the Lessee's liability under any law, the Lessee shall be solely liable for any damage caused to any person and/or object and/or property during and as a result of the performance of work on the Premises by the Lessee and/or any representative thereof, as well as for any damage caused to any person, object and/or property connected with the Lessee's possession of and/or use of the Premises. The Lessee promises to indemnify the Lessor for any damage or financial expense caused to the Lessor as a result of any suit or demand filed against the Lessor as a result of events which are within the boundaries of the Lessee's liability.

              In any event, the Lessee shall be responsible for returning the Premises to the condition in which it was on the Transfer Date.

       B. (1) Prior to transferring occupancy or , whichever is earlier, and without derogating from the terms of sub-clause A above, of the obligations of the Lessee pursuant to this Agreement and requirement of any law. In addition, the Lessee promises to purchase and maintain in effect throughout the period of the lease, the following insurance policies in the scope of coverage as defined below:

              (a) Employer's Liability - the Lessee shall insure the Lessee's liability to its employees, under any law, with respect to bodily harm to an employee in connection with its work, and as the usual limit at the time the policy is written.

              (b) Third Party Liability - to insure the Lessee's liability vis-a-vis the Lessor and any third party. The amount shall not be less that the amount of New Shekels equal to $500,000. The policy shall include a "cross liability" clause. The policy shall be expanded to indemnify the Lessor for its liability as owner and/or manager of the Premises.

[Page 12 continued]

              (c) Property Insurance - insurance of the contents of the Premises, including improvements and investments made therein of any type or kind whatsoever, of equal value. This is to be against the usual risks, including fire, explosion, earthquakes, water damage, aircraft, collisions, strikes, riots, intentional damage, burglary, and glass breakage.

              (d) Consequential Damage Insurance - Insurance against consequential damage for a period of not less than 12 months as a result of loss or damage to the property of the Lessee, the Premises, and the Building from the risks indicated in Paragraph 17 B(1)(c) above.

       (2) The following instructions shall apply to the policies indicated in the aforementioned Clause 17 B(a):

              a. The Lessee shall execute the aforementioned guaranties through a recognized and legally authorized insurance company, update the insurance amounts, carefully carry out all the directives of the policies, and pay the premiums on time.

              b. The Lessee shall arrange for the insurer to waive the right of substitution in relation to the Lessor, other lessees and occupants, managers and their employees, and anyone who represents them. The Lessor shall be added as an insured party in the policy.

              c. At the request of the Lessor, the Lessee shall present all policies issued to him to the Lessor pursuant to Clause 17 herein. it shall also present to the Lessor, and at its request, any renewal or change to the policy, and at the reasonable request of the Lessor,

[Page 13]

                     the Lessee shall be required to add and/or update and/or change the insurance policies to the satisfaction of the Lessor in order that it complies with the criteria stipulated in Clause 17 herein.

              d. The Lessee promises to use the funds received by the insurance company pursuant to the policies only for the purpose of immediately fixing the damage and/or policies. Nothing stated in the foregoing limits and/or derogates from the right of the Lessor to use its rights pursuant to the policies. The policy shall include a provision that the Lessee and insurance company promise to act pursuant to this Clause.

              e. The insurance of the Lessee shall be defined as "first-party insurance," and shall include an explicit condition according to which such insurance takes precedence over any other insurance written by the Lessor. This insurance shall award the Lessor with the full indemnification to which it is entitled pursuant to the terms of the insurance, without requiring the insurers of the Lessor to participate in covering damage or liability pertaining to the Lease Agreement. Similarly, the policies shall include a provision according to which they shall not be reduced, cancelled or expire unless the Lessor receives written notification by registered mail 60 days in advance.

              f. The Lessee declares that it shall make no claim, demand or complaint against the Lessor, the service company or other residents for any damage for which it is entitled to indemnification pursuant to the insurance that it promises to take according to this Clause, and it hereby exempts the Lessor and other lessees and occupants in the Building from any liability for the aforementioned damage.

                     The fact that the Lessee takes out the aforementioned insurance in no way reduces or derogates from the obligations of the Lessee pursuant to this Agreement, and in no way releases him from its obligation to indemnify the Lessor and/or any other person for any damage it causes either directly or indirectly in relation to the property for which it is liable and/or as a result of the activity and/or the use by the Lessee of the Premises and/or as a result of non-fulfillment of the terms of this Agreement by the Lessee and/or as a resulting of the execution of work at the Premises by the Lessee. Payment of any insurance benefits to the Lessor shall in no way be deducted from the indemnification and/or compensation to which the Lessor shall be entitled, as the case may be, for damage or loss.

[Page 13 continued]

                     The provisions of this Clause shall add to, and not derogate from, any other provision of this Agreement pertaining to exemption from liability vis-a-vis the Lessor and the imposition of liability on the Lessee.

                     Without any requirement for a request by the Lessor, the Lessee promises to submit to the Lessor no later than the Transfer Date, or before the delivery date of any property to the Premises, certification of issued insurance for the Premises pursuant to the form "Premises Insurance Certification" appended hereto as Appendix F signed by the insurer. The Lessee declares that it is aware that presentation of the aforementioned Premises Insurance Certification is a starting and pre-condition for the beginning of the activities of the Lessee in the Premises and delivery of any of the aforementioned property to the Premises. The Lessor shall have the right to prevent the Lessee from carrying out its activity in the Premises and delivery of the aforementioned property in the event that the aforementioned certification is not presented to him before the aforementioned date.

              g. The Lessee promises to fulfill the terms of the policies, to pay the insurance fees in full and on time, and to make sure and ascertain that the insurance policies for the Premises are renewed from time to time as needed, and that they are in effect through the entire lease period.

              h. If the Lessee does not fulfill its obligation pursuant to this entire Clause 17, the Lessor shall have the right, though not the obligation, to take out insurance or a portion thereof in place of the Lessee at

[Page 14]
                      its own expense, and to pay any sum in its stead without derogating from the right of the Lessor to any other relief. In this event, the Lessor shall be entitled to be reimbursed for its expenses relating thereto, plus arrears interest as stipulated in Clause 2 above.

       (3) Without derogating from the terms of sub-clause a. above, the Lessor shall be liable for any claim that the Lessor may be obligated for as a result of the violation of the obligations of the Lessee pursuant to the terms of this Agreement, and it shall indemnify the Lessor for any expense or damage that may exist pertaining thereto.

       (4) If possible, it should be stated in all insurance that following each payment of indemnification by the insurer, the limits of liability are to be restored to their former state. The Lessor shall be liable for payment of the required additional premium resulting therefrom.

18.    Transfer and Assignment of Rights

       A. The Lessee shall not be entitled to transfer rights and liabilities under this Agreement, or to permit anyone to use the Premises or any part thereof, whether for consideration or not, either directly or indirectly, without the prior written consent of the Lessor. The Lessor shall not unreasonably withhold its consent.

       B. The Lessor shall be entitled to sell or transfer its rights to the Lot and/or the Building or in any of the units therein, including the Premises and/or its rights under this Agreement, or to transfer or mortgage them without giving prior notice to the Lessee, provided that such does not harm the rights of the Lessee under the provisions of this Agreement and/or any law.

       C. Without derogating from the aforementioned, the Lessor shall be entitled to transfer, assign, alienate and mortgage all of its rights to Lease Fees under this Agreement to any other person and the Lessee shall act in accordance with the written instructions of the Lessor.

19.    Fundamental Provisions and Liquidated Damages

       A. It is hereby agreed that the provisions of Clauses 6(A), 8(A), 9, 10, 11, 12(A), 13, 14, 15(A)(B)(H), 16(C)(D)(E), 17, 18(A), 21 and 22 are
       fundamental provisions of this Agreement pursuant to the definition of that term in the Contracts (Remedies for Breach of Contract) Law, 5731-1970. A breach of any one of these provisions shall be considered a fundamental breach of contract pursuant to the definition of that term in the Contracts (Remedies for Breach of Contract) Law 5731-1970.

[Page 14 continued]

       B. In the event of a breach of the provisions of Sections 9, 10, 11, 12(A), 14, 16(C)(D)(E), 17 and 21 of this Agreement, the Lessor shall be entitled, in addition to any other relief or remedy available to him, to compensation which the parties hereby agree upon and set in advance in the sum of the equivalent of 6 months Lease Fees plus VAT, as they shall be from time to time (hereinafter, "Agreed Indemnification"). The Agreed Indemnification shall be linked to the index calculated from the basic index through to the index published on the date of actual payment. The Parties hereby declare that the amount of Liquidated Damages was determined by them according to the damage anticipated in the event of a fundamental breach of the Agreement.

       C. Without derogating from the Lessee's obligations under this Agreement, it is hereby agreed that any delay in the payment of Lease Fees and/or any other payment set out in this Agreement shall bear interest for delay in the rate defined in this Agreement, in addition to and without derogating from any other relief or remedy available to the Lessor under this Agreement and/or pursuant to any law.

       20. Cancelation of Lease and Agreement

              The Lessee hereby agrees and promises that, notwithstanding the provisions of this Agreement regarding the Lease Term, the Lessor shall be entitled, without obligation, to cancel this Agreement, and to evict the Lessee from the Premises with unilateral 14-day advance written notice, provided that the Lessee is granted

[Page 15]

       a seven day opportunity to remedy the breach in each of the following circumstances:

       A. If the Lessee or anyone acting on its behalf has breached and/or has not fulfilled one of the terms and/or obligations set out in the Fundamental Provisions on time.

       B. If a receiver and/or liquidator (including a temporary receiver and/or liquidator) is appointed over the Lessee and/or its assets, in whole or in part, and/or the Lessee is declared bankrupt, as the case may be, and such appointment and/or declaration is not withdrawn within 30 days of being made.

       C. If the Lessee and/or any of the guarantors is a corporation, and a change of ownership of the Lessee and/or one of the guarantors, as the case may be, and the Lessor did not agree to same in writing within 14 days from the day it learned of the change, the Lessee promises to inform the inform the Lessor about any such change within 7 days of when the change occurred .

       21. Vacating the Premises

       A. The Lessee hereby promises to vacate the Premises at the end of the Lease Term or upon cancelation of this Agreement, whichever is earlier and as the case may be, and to return the Premises to the Lessor's exclusive possession in the condition that it was in on the Delivery Date, clean and repainted with Tambor Supercryl paint (in the color the Premises were received), subject to reasonable and acceptable wear and tear.

       B. In addition, and without derogating from the relief and remedies available to the Lessor under the provisions of this Agreement and/or the provisions of any law, the Lessee hereby promises that should it fail to vacate the Premises as stated in sub-Clause A above, it shall pay the Lessor usage fees agreed upon and set in advance in the sum $569 ((the equivalent of three times the daily Lease Fee). This sum shall be linked to the index from the basic index through to the index published on the date the Premises must be vacated pursuant to sub-clause A. above, until the index published on the date of actual payment.

[Page 15 continued]

       C. Upon vacating the Premises, the Lessee may take with it all movable appliances, excluding permanent systems, that it placed in the Premises at its expense and which are able to be disassembled (hereinafter: "the Appliances"), provided that the Lessee bears the expense of any repair required due to the aforementioned disassembly in order to restore the Premises to the condition it was in on the Delivery Date as set out in sub-Clause A above. Such repairs shall be completed prior to the end of the Lease Term or prior to cancelation thereof pursuant to this Agreement. If the Lessee fails to disassemble the fixtures or any part thereof as set out above, the Lessor shall be entitled, at its discretion, to demand the disassembly and removal thereof, or, alternatively, to receive title to them without any obligation to pay any indemnification and/or refund. Should the Lessor demand the removal of such fixtures within 7 days of the termination or cancelation of the Lease Term, then, for the purposes of the payment of usage fees as set out in sub-Clause B above, the Lessee shall be deemed not to have vacated the Premises for so long as the Lessee does not disassemble and remove the Fixtures from the Premises and does not return the Premises to the condition that it was in on the Delivery Date.

       22. Guaranties

              In guarantee of the performance of all of its undertakings under this Agreement, the Lessee shall deposit the following guaranties upon signing this Agreement, as a pre-condition for taking possession of the Premises:

       A. An unconditional autonomous bank bond payable at first request, and without explanation, in the amount in New Shekels equal to $26,652 (twenty six thousand six hundred fifty two U.S. dollars) (hereinafter, "Bond" or "Security"). The Bond shall be payable to Kaps-Pharma Ltd. The Bond shall be unconditional, endorsable and forfeitable in full or in installments at any time. The Bond shall be linked to the consumer price index. The validity of the Bond shall begin when this Agreement is signed and for the entire Lease Period plus an additional 3 months. It shall be renewed from time to time, one month prior to the date on which it was to expire, and until the end of the extended Lease Period, and with 3 additional months after the end of the Extended Lease Period. The Bond shall be stamped as required by law. All the expenses pertaining to the issuing of the Bond shall be borne only by the Lessee.

[Page  16]


              In the event that the Bond is forfeited pursuant to this Agreement, the Lessee promises to deposit an additional Bond in the foregoing formula and according to the foregoing terms.

              B. Without derogating from the other provisions of this Agreement, the Lessor shall be authorized to exercise the Promissory Note in whole or in part, at its election as follows:

              (1) In the event that the Premises are not vacated on the appointed date, the Lessor shall be authorized to exercise the Bond in whole or in part, in such a way that the monies so paid shall be deemed, inter alia, to be Liquidated Damages, as set out in this Agreement.

              (2) Should the Lessee fail to make a payment under this Agreement, the Lessor shall be entitled to exercise the Bond up to the equivalent sum of the payment owed together with linkage adjustments, fines, arrears interest and any other expenses incurred by the Lessor.

                     If non-payment constitutes a fundamental breach of this Agreement, the Lessor shall be entitled to exercise the Security in the equivalent sum of the payment owed or the sum of the Agreed Indemnification under this Agreement, whichever is greater.

              (3) In the event of damage or loss caused to the Premises and/or the contents thereof for which the Lessee is liable, the Lessor shall be entitled to exercise the Security in the required sum for repair, plus 10% service charge. "Repair" may include replacement.

              (3) [sic] In order to cover its damage and expenses in any event of a fundamental violation.

              (4) In order to cover its damage and expenses in any event of a violation that is not a fundamental violation, whether this was not remedied within 7 days from the date a written warning was issued for same by the Lessor.

       C. With the payment of Lease Fees for the first quarter, the Lessee shall pay the Lessor Lease fes for the last quarter of the Lease Period.

              Should the Lessee fail to pay the Lease Fees for a particular quarter on time, or does not pay any other sum which it owes under the provisions of this Agreement, on time, the Lessor shall be entitled, but without obligation, to offset any sum paid to it as stated above or any portion thereof, against the sum not paid on time, without derogating from any other relief or remedy available to the Lessee disposal under this Agreement and/or any law.

[Page 16 continued]


              If the Lessee pays the Lease Fees and other payments for which it is liable under this Agreement as required, such payments shall be deemed to have made in full, and complete and final for the final quarter of the Lease Term (whatever the Lease Fees may be at such time).

       D. The provision of the Security under this Clause shall not constitute a waiver by the Lessor of its right to other relief against the Lessee, whether such relief is set out in the body of this Agreement or is available to the Lessor under any law.

23.    Customary Ownership - Possession of the Premises by the Lessor

       Without derogating from the validity of the provisions of this Agreement, and in addition to the relief and remedies afforded to the Lessor under this Agreement and/or any law, it is hereby agreed as follows:

       A. At the end of the Lease Term and/or in any event of the expiry or cancelation of this Agreement, whichever is the earlier, the Lessor shall be authorized to treat the Premises or any part thereof in accordance with customary ownership.

       B. If the Lessee does not vacate the Premises at the end of the Lease Term and/or upon expiration and/or cancelation of this Agreement, whichever is earlier, it shall be deemed to be trespassing on the Premises and any part thereof, from the date on which the Lessee is required to vacate the Premises as aforesaid until it is actually vacated.

[Page 17]

              In such an event, the Lessor shall be entitled and may prevent the Lessee or any person acting on behalf of and/or representing the Lessee from entering the Premises, and may make use of the Premises or any part thereof. For this purpose, the Lessor shall be entitled to and may, inter alia, use reasonable force, change the locks on the Premises, disconnect and/or order the disconnection of electricity, water, telephone, gas, air conditioning, and prevent the Lessee from access and entry, including access and entry to the Building.

24. Liabilities to Discount Bank (Secured Clause, Unalterable without the Bank's Consent as Specified Below)

       A. Pursuant to the Assignment of Debts Law, the Lessor assigns by way of charge to the Israel Discount Bank Ltd. (hereinafter: "the Bank") all of its rights to the Lessee for Lease Fees under to the Lease Agreement and gives an irrevocable order to the Lessee to pay all monies and make all payments owed to the Lessor under the Lease Agreement to account number [crossed out: 344966] 37412 at the Ramat Hasharon branch of the Bank only.

       B. The Lessee is aware that a duplicate or copy of the Lease Agreement shall be delivered to the Bank and that such delivery represents an undertaking on its part towards the Bank regarding the rights granted to the Bank as stated in sub-Clause A.

       C. The Lessee is aware that the Bank's rights in the project have preference and priority and no possession and/or other rights in the project and/or the Premises may be transferred without prior written authorization from the Bank.

       D. The Lessee hereby forfeits any existing and/or future right to file caveats in respect of the land on which the Premises is situated in respect of its rights under this Agreement, in whole or in part.

       E. The Lessee declares that it is aware that the Bank holds a first mortgage over the land (subject to the Bank's right of industrial development as specified in the Agreement between the Lessor and the Bank dated July 3, 1995) and that the Bank's right shall prevail over all other, subsequent rights, subject to the provisions of sub-Clause 27A2 of the aforesaid Agreement above between the Lessor and the Bank.

       F. The Lessee undertakes to sign a deed of authorization and agreement to the assignment of the Lessor's rights under this Agreement, in the form required by the Bank.

[Page 17 continued]

25.    Year 2000

       The Lessee declares and promises that Y2K and any mishaps that may be caused to the Lessee pertaining to Y2K shall not be considered Acts of God, and shall not exempt him from any declaration and/or obligation whatsoever stipulated herein. In order to remove all ambiguity, any obligation of the Lessee of any kind stipulated herein shall continue to be in effect both in the year 2000 and thereafter as written and stated with no exception.

26.    Miscellaneous

       A. The headings in this Agreement have been inserted for the sake of convenience only and shall not serve for the interpretation of the Agreement.

       B. The Appendices attached to this Agreement constitute an integral part of this Agreement.

       C. If either of the Parties to this Agreement has paid any sum to the other Party for which the other Party is liable pursuant the provisions of any law or the provisions of this Agreement, after providing advance written notice of 7 days, the owing Party shall refund the sum so paid to the paying Party, together with interest for delay, from the date of payment by the paying Party through to the date of actual refund by the owing Party.

       D. The Parties elect that Tel Aviv-Jaffa shall be the place of exclusive jurisdiction for the purposes of the provisions of this Agreement.

       E. Any alteration or amendment or alteration to this Agreement or to any of the terms and conditions hereof shall be in writing and signed by both Parties.

[Page 18]

       F. The Lessor's consent to a deviation from any of the conditions of this Agreement shall not constitute a precedent and/or shall not represent a waiver and shall not be deemed a precedent for any similar occurrence.

       G. The Lessee hereby declares that it has been expressly made aware that attorneys Yael Langer and/or Amit Vengrovich and/or Dena Dotan and/or Sharon Rosenzweig represent the Lessor only in this Agreement and this transaction and that the Lessee has the right to be represented by another attorney.

       H.     Stamp fees for this Agreement shall be borne by the Lessee.

       I. The addresses of the Parties for the purposes of this Agreement shall be as set out in the Introduction, and any notice to be delivered pursuant to or in connection with this Agreement shall be in writing and shall be delivered by hand or by registered mail to these addresses. Notwithstanding the foregoing, after this Agreement is signed, the address of the Lessee shall be the address of the Premises. If a notice is sent by registered mail, it shall be deemed to have been received and to be in the possession of the receiving party within 72 hours it is sent to him.

       J. This Agreement is a true reflection of the agreement between the Parties. No representation and/or obligation not expressed in this Agreement shall have any force or effect. Any representation and/or agreement and/or obligation prior to this Agreement is hereby nullified.



In witness whereof, we have signed hereunder:

Signature & stamp                           Signature & stamp
[Illegible Signature]                       [Illegible Signature]
--------------------                        ---------------------
Kaps-Pharma Ltd.                            Jolt Ltd.

                                  Certification of Attorney

       As attorney for Jolt Ltd., Company no. 511573594 (the Lessee), I, the undersigned, Attorney ___________, confirm that Mr. __________ signed this Agreement on behalf of the Lessee, and that such person is authorized by the Lessee to sign this Agreement, and that its signature shall bind the Lessee in respect of every matter connected with this Agreement.

           Attorney:  ________________      Date: _________
           Signature:  __________________

[Page 19]

                               LIST OF APPENDICES


1.     Appendix A: Drawing of Premises

2.     Appendix B: Premises Technical Specifications

3.     Appendix C: Technical Areas of Public Areas

4.     Appendix D: Canceled

5. Appendix E: Formula for calculation of air conditioning electricity consumption in the Premises

6.     Appendix F: Insurance Certificate for Premises

[Page 20]

APPENDIX A

                               DRAWING OF PREMISES

[P. 21]

APPENDIX B

                      TECHNICAL SPECIFICATIONS FOR PREMISES

1.     FINAL WORK

- Standard carpeting glued onto smooth concrete including cleaning at a ratio of 1:1 at $18/m(2) or - Heavy Duty PVC 2m(2) of one color at a cost of $18/m(2) including cleaning and gluing

-      For addition to anti-static PVC5x107 with an additional $5/m(2) required


- Plaster partitionswith monochromes, including 2" acoustic insulation (packed at 60 kg/m(2)) at a width of 10 cm2 from floor to ceiling. For each 1.7m(2) of floor space, 1 m(2) plaster partitions. Green plaster boards and 2" fiberglass insulation will be installed in wet areas, and in those areas where fire protection is needed, red plaster boards and 2" fiberglass insulation will be installed.

- Honeycomb face doors with 60% filler including wood frame, covered with white decoral and/or tree image. Fire doors to be installed where law requires.

- Paint - Painting of ceilings with polyside, painting of walls with supercryl.

- Acoustic ceilings to be installed according to the architect's plan wit variable height, with girders. Ceiling will be mineral with dimensions of 60/60 cm(2) using Brock or Georgian models.

-      Dreikeep double glass windows and zylon in the interior.


2.     Plumbing

       A kitchenette will be installed that includes:

       Lower and upper kitchen cupboard of total length up to 4 ma.

       The cupboard will be made from sandwich board covered in formica on external section according to the choice of the architect.

       Cold water faucet

[P. 21 continued]

       60 liter boiler added (additional 1,000 New Shekels)

       2 meter surface area of sink, including sink and floral faucet.

       Ceramic covering on marble surface at height of 60 cm(2) and length of 2 meters, according to choice of architect (ceramic at base cost of 60 New Shekels/M(2))

3.     Electricity

       Lighting fixtures in rooms/offices to be installed at a lighting level of 600 locks.

       The lighting fixture models will be florescent 2x36W inside the ceiling, including reflector and farbol louver.

       In the corridor lighting fixtures and/or P.L. assembled at a strength of 400 locks.

[Page 22]

       In the event of the request of the person making the order for additional lighting in the rooms, in addition to the specifications, a charge of $10 per m((2)) will be added for each 100 locks.

       In the event of special lighting fixtures, the price will be determined based on the supplier's price list plus 17% head contractor.

       Fuse box will be provided to the tenant, the size of the connection will be 0.25 amper per m(2)

       Emergency and fire/smoke alarm according to office standards.

       Electrical outlets and telephone.

       Outlets will be installed in the offices for each 6 m(2) - regular outlet and telephone; in open areas/corridors a telephone jack and regular outlet at every 12 m(2).

       Computer communication - bases installed only.

In the event of unusual requests beyond what is provided in the general specifications, a tender of contractor Moshe Sharon & Co. as the basis of contractor offers for additions.

3.1    Telephony and Combined Communications

       In exchange for consideration in addition to the price to be detailed hereinafter - a combined communications and telephony infrastructure through a subsidiary of Red-Binat, Binat Applications.

       There are essentially two options to install this infrastructure: Option A - STP and Option B - UTP

       For double telephone and computer communications point pursuant to attached in the STP option, for each unit an addition of $215 per unit.

       This price includes an accessory communications cabinet, supply and installation of a double paired cable including representation of telephony.

       For each multiple telephone and computer communications center according to the characterization attached hereto as a UTP option. For each unit an additional $175 will be charged.

       This price includes an accessory communications cabinet, supply and installation of a double paired cable including representation of telephony.

[Page 22 continued]

4.     Air Conditioning

       Central water cooling device supplies refrigerated water two a pair of pipes to the residents by central pumps. The water serves for cooling only. Heating made by electric heating structures connected to a private meter.

       Fresh air will be supplied from a central unit on the roof. In air filtered and heated by public electricity in the winter. In the summer, filtered air only. The quantity of fresh air 4.5-5 cubic millimeters per m(2) of floor.

       In air conditioned areas there will be an accordion coil units in sizes of 400CFM-2000CFM. For each unit there will be one ON-OFF control only (one thermostat per unit).

       The units will serve several rooms in an area of not less than 35 m(2) with similar air conditioning capacity. In the event of one unit for several rooms, the unit will be located outside of the rooms and climatize the rooms using a tin channel, and the thermostat will be located in the foyer with an emphasis on recycled air or in a typical room.

       For a room of an area not less than 25 m(2) - one On-Off control (thermostat).

[Page 23]

Appendix C


                    Technical Specifications for Public Areas


1. Entrance lobby to the building with marble floor, double space, acoustic ceiling and reception desk manned 24 hours a day.

2. Monitoring system and central control that includes control of all the entries and stairways in the building. Computerized parking control, closed-circuit telephone systems, intercom, fire and burglar monitoring and alarm system.

3.     Central dining room (milk and meat).

4.     Partially paved roof, with access from elevator used for events.

5.     Open roof patios finished with granolite.

6. Three service nuclei covered with screen walls, two moving transparent elevators connecting parking and the roof.

7.     Three bathroom areas.

8. Kitchenette on each floor including cupboards and sink, ceramic or marble decoration on cupboards.

9.     Ceramic or marble covering in bathrooms up to height of 2.0 meters.

10.    Marble finish floor.

11.    Honeycomb ceiling, including bathtubs, lighting for florescent fixtures.

12.    Stone cut external wall finishing covering.

13. Central air conditioning - energy center (cooling by chillers) and capacity ma preparation on each floor.

14.    Use for flooring on each floor - 500 kg/m(2).

15.    Extinguishers on each floor per fire protection requirements.

16.    Parking installed with smooth concrete floor finish.

17.    Central garbage room.

[Page 23 continued]

18.    Area for assembly and disassembly of loads.

19.    Two air raid shelters.

20.    Energy center.

21.    Emergency generator.

[Page 24]


                            DRAWING OF PARKING SPACES

[Page 25]

Appendix E


  Formula for calculating air conditioning electricity consumption in Premises

       1.     The months of summer operation are May to November - seven months.

       2. System operation hours: S-Th 7 am to 7 pm. On Friday, 7 am to 2 pm.

       3.     Costs of air conditioning offices per square meter per day: 0.378
              KwH

       4. Cost of air conditioning production rooms and high spaces per meter, 0.4347 KwH.

       5. Charges per KwH change pursuant to the charge of electric company in [illegible] calculations. Following is the [illegible] charge as of 10/7/98.

       6. A company interested in operating air conditioning during winter months and nights (December to April) will be charged at the air conditioning charge per hour according to the following formula:

                              area
                              ----
                              55 KW + 0.9 X 50

       7. 55 KwH is the cost to operate the spinning pump. In the event that there is demand for the air conditioning of more than one company the expense will be divided among the countries.

       8. In addition to the regular air conditioning rate, the manufacturing companies that have systems that consume large amounts of energy (such as Alam Co.) will also be charged for energy consumption of the specific systems that discharge heat.

       9. The formulae for charged energy consumption were made by an air conditioning consultant in response to our request, and according to data that we provided him with (the aforementioned charges are applicable throughout Israel).

[Page 26]


Appendix F



                             Insurance Certification

To:

Kaps-Pharma, Ltd.
8 Hanechoshet, Tel Aviv


Re: Insurance Certification pursuant to the Lease Agreement between Kaps Pharma
Ltd. and             (hereinafter, "the Lessee") from (date):      (hereinafter,
                                   Agreement")


We, the undersigned hereby certify that we, the insurance company of the Lessee, and that starting on we issued all the insurance policies indicated in Clause 17 of the Agreement in the name of the Lessee pursuant to the terms indicated therein.


Signature:
          -------------------------

By:
    -------------------------------

Date:
     ------------------------------

[Page 27]

BANK MIZRACHI

To: Kaps-Pharma, Ltd.        36792

Address: 8 Nechoshet
Town: Jerualem                                     Ref: 428788-698

                             RE: Bond No. 003100785

1. We hereby guarantee payment of any sum upp to 107,580.00 New Shekels (One hundred and seven thousand five hundred and fifty New Shekels)

Together with index linkage adjustments, as detailed hereinafter, (hereinafter, "bond amount"), you are due or shall be due from JOLT
LTD.***************************************************** (hereinafter,
"Debtor") pertaining to:
guaranteed payment of apartment rental*******************************

2. The Bond amount shall be linked to the Consumer Price Index (including fruits and vegetables) (hereinafter, "the index") as follows:

a. The Index means the index published from time to time by the Central Bureau of Statistics, and includes the same index even if it is published by any entity or official institution who replaces it, whether or not it is built on the same data on which the existing index is based. If another index replaces the said index after it is published by an aforementioned entity or institution. Said entity or institution shall not determine the relationship between the other index and the aforementioned replacement index of the Central Bureau of Statistics. In the event that that relationship is not determined, in consultation with with economic experts we shall determine the relationship between the other index and the substitute index.

b. The "basic index" means the index published for the month of 3/2000, i.e.
166.479300 points according to the 1993 base.

c. The "new index" means the recent index published before the payment of the Bond amount. If at the time of payment of any amount pursuant to this Bond it becomes clear that the new index is higher than the historical index, then the amount we pay shall be calculated as it is increased in the amount equal to the rate of the rise of the new index in comparison to the historical index. In the event the new index is lower or equal to the historical index, the amount of the original Bond indicated herein.

3. Within ten days from the days your first written request is received, we shall pay you any amount indicated in the request as long as it does not surpass the increased Bond amount, and this will be without charging you any amount to prove or base your request, or to first request its payment from the debtor.

[Page 27 continued]

4. Our Bond shall remain in effect until 4/10/2003 (inclusive), and any request based on it must arrive at to the branch offices indicated hereunder no later from the foregoing date. After that date this Bond shall be nul and void, and any request arriving after that date shall not be answered.

5. Any amount we make pursuant to this Bond shall be made through an account credit at a banking institution in Israel, as you inform us in the request letter.

6. This Bond may not be transferred or assigned in any way whatsoever.


Yours truly,

[illegible signatures]

Bank Hamizrachi Hameuchad
Jerusalem Business Branch
Jerusalem

Aharon Colombos       Eli Perlmutter       This Bond is stamped in the amount of 431.00 New
Shekels

[in box illegible]


3/2/2000  107,550.00     4/10/2003                           1     10    3/1/2000         9      1
----------------------------------------------------------------------------------------------------
Value       Amount    Date of Payment   Note [illegible]    Link  Index    Link.  Value  Note    B


1      1      06     30603 D.   Sherman 003100785 698    428788  003
[acr.] [acr.] [acr.] No.   Name Clerk   Bond No.  [acr.] Account Branch Sig.
                                                                        Customer

[Page 28]


                                    OLD JOLT




NEW JOLT
4/13/2000





                     Kaps-Pharma Ltd.

[Page 29]



[some handwriting - illegible]



Kaps-Pharma Ltd.

STAIRS

PARKING

EXIT


                     [Rest of print illegible]